                                          Registration No. 333-_____
                                          Filed April 28, 1998


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933



                     Washington Federal, Inc.
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(Exact Name of Registrant as specified in its Articles of Incorporation)

      Washington                                               91-1661606
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(State of incorporation)                   (IRS Employer Identification No.)

                         425 Pike Street
                   Seattle, Washington  98101
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   (Address of principal executive offices, including zip code)



       Washington Federal Savings Profit Sharing Retirement
             Plan and Employee Stock Ownership Plan
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                     (Full Title of the Plan)


Guy C. Pinkerton                       Copies to:
Chairman, President and                Gerard L. Hawkins, Esq.
  Chief Executive Officer              Kenneth B. Tabach, Esq.
Washington Federal, Inc.               Elias, Matz, Tiernan & Herrick L.L.P.
425 Pike Street                        734 15th Street, N.W.
Seattle, Washington  98101             Washington, D.C.  20005
(206) 624-7936                         (202) 347-0300
--------------------------------------
(Name, address and telephone number of
agent for service)



                        Page 1 of 6 pages
             Index to Exhibits is located on page 3.
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                     CALCULATION OF REGISTRATION FEE
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
Title of                      Proposed       Proposed
Securities     Amount          Maximum        Maximum           Amount of
to be          to be        Offering Price  Aggregate         Registration
Registered   Registered(1)   Per Share(3)  Offering Price(3)       Fee
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
Common Stock,
par value
$1.00          300,000(2)       $29.687       $8,906,100          $2,628
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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Washington Federal, Inc. (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the closing sales price of the Common Stock on the Nasdaq National Market System on April 21, 1998.


                       __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.









                                       2
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This Registration Statement registers additional securities to be issued under the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995, and the Registration Statement on Form S-8 (Commission File No. 333-20191) to register additional shares under the Plan filed with the Commission on January 22, 1997, are incorporated herein by reference.


Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in
Item 601 of Regulation S-K):

    No.     Exhibit                                   Page

    4       Common Stock Certificate.                  *

    23      Consent of Deloitte & Touche LLP          E-1

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                --

    99      Washington Federal Savings Profit Sharing and
            Retirement Plan and Employee Stock Ownership Plan  **

    --------------

    * Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on January 26, 1995.

    **      Incorporated by reference from the Company's Registration
Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995.









                                         3
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                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington on April 27, 1998.


                                By: /s/ Guy C. Pinkerton
                                    --------------------
                                    Guy C. Pinkerton
                                    Chairman, President and Chief
                                    Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the
capacities and on the dates indicated.   Each person whose signature appears
below hereby makes, constitutes and appoints Guy C. Pinkerton his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


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


     Signature                 Title                     Date
     ---------                 -----                     ----

   /s/ Kermit O. Hanson
   --------------------
   Kermit O. Hanson             Director               April 27, 1998



   /s/ W. Alden Harris
   -------------------
   W. Alden Harris              Director               April 27, 1998



   /s/ Anna C. Johnson
   -------------------
   Anna C. Johnson              Director               April 27, 1998



  /s/John F. Clearman
  -------------------
  John F. Clearman              Director               April 27, 1998
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


    Signature                      Title                         Date
    ---------                      -----                         ----

  /s/ H. Dennis Halvorson
  -----------------------
  H. Dennis Halvorson           Director               April 27, 1998




  ------------------
  E.W. Mersereau, Jr.           Vice Chairman          April --, 1998



 /s/ Guy C. Pinkerton
 --------------------
 Guy C. Pinkerton               Chairman, President    April 27, 1998
                                and Chief Executive
                                Officer (principal
                                executive officer)



 /s/ Charles R. Richmond
 -----------------------
 Charles R. Richmond             Director              April 27, 1998



 /s/Richard C. Reed
 ------------------
 Richard C. Reed                 Director               April 27, 1998



 /s/ Ronald L. Saper
 -------------------
 Ronald L. Saper                 Executive Vice         April 27, 1998
                                 President and Chief
                                 Financial Officer
                                 (principal financial
                                 and accounting officer)
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